Exhibit 99.1

3RD QUARTER 2020

WESTEND APARTMENTS
DENVER, CO

Earnings Release & Supplemental Operating & Financial Data

Earnings Release

IRET Reports Third Quarter 2020 Financial and Operating Results
MINNEAPOLIS, MN, November 2, 2020 – IRET (NYSE: IRET) announced today its financial and operating results for the quarter ended September 30, 2020. The tables below show Net Income, Funds from Operations (“FFO”), and Core FFO, all on a per share basis, for the three and nine months ended September 30, 2020; Same-Store Revenues, Expenses, and Net Operating Income ("NOI") over comparable periods; and Same-Store Weighted-Average Occupancy for the three months ended September 30, 2020, June 30, 2020, and September 30, 2019.

	Three Months Ended September 30,		Nine Months Ended September 30,
Per Share	2020	2019	2020	2019
Net Income - diluted	$1.38	$2.54	$0.33	$2.11
FFO - diluted	$0.90	$0.93	$2.49	$3.15
Core FFO - diluted	$0.94	$0.99	$2.76	$2.76

	Year-Over-Year Comparison	Sequential Comparison	YTD Comparison
Same-Store Results	Q3 2020 vs. Q3 2019	Q3 2020 vs. Q2 2020	2020 vs. 2019
Revenues	1.1%	0.6%	2.1%
Expenses	4.6%	5.7%	3.6%
NOI	(1.3)%	(3.0)%	1.0%

	Three months ended
Same-Store Results	September 30, 2020	June 30, 2020	September 30, 2019
Weighted Average Occupancy	94.4%	94.6%	93.5%
Highlights
•Net Income was $1.38 per diluted share for the third quarter of 2020, compared to Net Income of $2.54 per diluted share for the same period of 2019;
•Core FFO increased 3.3% to $0.94 per diluted share for the three months ended September 30, 2020, compared to $0.91 for the three months ended June, 30, 2020. Core FFO for the nine months ended September, 30, 2020 remains unchanged compared to the same period of 2019;
•Total collections were 98.8% of expected residential revenue for the third quarter of 2020, compared to 99.6% for the same period of 2019 and 99.1% for second quarter 2020;
•Physical occupancy for same-store communities was 95.3% for the three months ended September 30, 2020, compared to 94.3% for the same period of 2019 and 94.8% for second quarter 2020;
•Same-store controllable expenses (which exclude taxes and insurance) decreased 2.0% for the nine months ended September 30, 2020 as compared to the same period of 2019, contributing to NOI growth of 1.0%;
•Same-store new lease rates remained flat for the third quarter of 2020, compared to a decline of (1.2%) in Q2 2020;
•Continued to strengthen our balance sheet by issuing 144,822 common shares under our 2019 ATM program for net proceeds of $10.2 million; and
•Continued to grow our portfolio in our core market of Denver through the acquisition of Parkhouse Apartment Homes, a 465-home apartment community in Thornton, Colorado.
NOI, FFO, Core FFO, and same-store controllable expenses are non-GAAP financial measures. For more information on their usage and presentation, and a reconciliation to the most directly comparable GAAP measures, refer to "Non-GAAP Financial Measures and Reconciliations" below.

1

Acquisitions and Dispositions
During the quarter, we acquired Parkhouse Apartment Homes, a 465-home apartment community in Thornton, Colorado for a total purchase price of $144.8 million. During the quarter we disposed of four apartment communities in Grand Forks, North Dakota and a commercial property for an aggregate sale price of $43.0 million.
Balance Sheet
At the end of the third quarter, we had $131.8 million of total liquidity on our balance sheet, consisting of $115.0 million available under our line of credit and cash and cash equivalents of $16.8 million. At the end of the second quarter, we had $239.7 million of total liquidity on our balance sheet, consisting of $187.0 million available on our line of credit and cash and cash equivalents of $52.7 million. The decline in total liquidity since the end of the second quarter is primarily a result of funding our acquisition of Parkhouse Apartment Homes.
As of September 30, 2020, we had 45 unencumbered apartment communities, representing 64.6% of third quarter multifamily NOI, of which 4 apartment communities, representing 5.4% of third quarter NOI, are not pledged under the Unencumbered Asset Pool ("UAP").
2020 Financial Outlook
On March 27, 2020 we issued a press release indicating that in light of the impact of COVID-19 on our business and results of operations, we were withdrawing our 2020 Financial Outlook. Given the ongoing impact of COVID-19, we are not providing an updated 2020 Financial Outlook at this time.
COVID-19 Developments
The COVID-19 pandemic, including the associated economic disruptions, has continued to impact our business and operations since March 2020.
IRET's first priority amid the COVID-19 pandemic has been the health and well-being of our residents, team members, and the communities we serve. In response, IRET has enhanced cleaning protocols at our communities and offices, implemented physical distancing in communities common spaces, and instituted remote work guidelines for our team members, all in accordance with state and local guidelines. We are utilizing technology to allow our property teams to interact remotely with prospective residents through virtual leasing. We have provided rent deferrals to residents and rent abatement to commercial tenants who were financially impacted by the COVID-19 pandemic. To support our team members working on-site, IRET has provided additional COVID-19 paid time off and enhanced flextime arrangements.
A discussion of the ongoing and potential effects of the COVID-19 pandemic on our financial condition, results of operations, and cash flows can be found in the Management's Discussion and Analysis of Financial Conditions and Results of Operations presented in our Quarterly Report on Form 10-Q for the quarter ended September, 30, 2020.
For a more detailed description of the risks and uncertainties affecting our business, see the risk factors presented in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as updated under Item 1A of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, and in our subsequent current and periodic reports filed with the Securities and Exchange Commission at www.sec.gov.
Upcoming Events
IRET is scheduled to participate in the upcoming National Association of Real Estate Investment Trusts ("Nareit") REITworld 2020 Annual Conference, which will be held virtually November 17-19.
Quarterly Distributions
Effective September 4, 2020, IRET’s Board of Trustees declared a regular quarterly distribution of $0.70 per share/unit, which was paid on October 9, 2020, to common shareholders and unitholders of record on September 30, 2020. IRET has paid cash dividends to common shareholders and unitholders every quarter since its initial dividend payment in 1971.
Effective September 4, 2020, IRET's Board of Trustees also declared a distribution of $0.4140625 per share on the 6.625% Series C Cumulative Redeemable Preferred Shares (NYSE: IRET-PC), which was paid on September 30, 2020, to holders of record at the close of business on September 15, 2020. Series C preferred share distributions are cumulative and payable quarterly in arrears at an annual rate of $1.65625 per share.

2

Earnings Call

Live webcast and replay: http://ir.iretapartments.com

Live Conference Call		Conference Call Replay
Tuesday, November 3, 2020, at 10:00 AM ET		Replay available until November 17, 2020
USA Toll Free Number	1-877-509-9785	USA Toll Free Number	1-877-344-7529
International Toll Free Number	1-412-902-4132	International Toll Free Number	1-412-317-0088
Canada Toll Free Number	1-855-669-9657	Canada Toll Free Number	1-855-669-9658
		Conference Number	10147829
Supplemental Information
Supplemental Operating and Financial Data for the quarter ended September 30, 2020 included herein (“Supplemental Information”), is available in the Investors section on IRET’s website at www.iretapartments.com or by calling Investor Relations at 701-837-7104.
About IRET
IRET is a real estate company focused on the ownership, management, acquisition, redevelopment, and development of apartment communities. As of September 30, 2020, we owned interests in 67 apartment communities consisting of 11,910 apartment homes. IRET's common shares and Series C preferred shares are publicly traded on the New York Stock Exchange (NYSE symbols: "IRET" and "IRET PC," respectively).
Forward-Looking Statements
Certain statements in this press release and the accompanying Supplemental Operating and Financial Data are based on our current expectations and assumptions, and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements to be materially different from the results of operations, financial conditions, or plans expressed or implied by the forward-looking statements. Although we believe the expectations reflected in our forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be achieved. Such risks, uncertainties, and other factors that might cause such differences include, but are not limited to those risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission, including the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2019, in our subsequent quarterly reports on Form 10-Q, including the COVID-19 risk factors set forth in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, and in other public reports. We assume no obligation to update or supplement forward-looking statements that become untrue due to subsequent events.
Investor Relations Contact Information
Emily Miller
Investor Relations
Phone: 701-837-7104
E-mail: IR@iret.com

3

Supplemental Financial and Operating Data
Table of Contents
September 30, 2020

Common Share Data (NYSE: IRET)

	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter
	2020	2020	2020	2019	2019
High closing price	$73.53	$76.82	$84.68	$78.91	$74.67
Low closing price	$61.87	$44.36	$52.55	$71.74	$59.22
Average closing price	$70.15	$63.91	$71.62	$74.67	$66.83
Closing price at end of quarter	$65.17	$70.49	$55.00	$72.50	$74.67
Common share distributions – annualized	$2.80	$2.80	$2.80	$2.80	$2.80
Closing dividend yield – annualized	4.3%	4.0%	5.1%	3.9%	3.8%
Closing common shares outstanding (thousands)	12,976	12,827	12,164	12,099	11,625
Closing limited partnership units outstanding (thousands)	1,018	1,022	1,044	1,058	1,223
Closing market value of outstanding common shares, plus imputed closing market value of outstanding limited partnership units (thousands)	$911,989	$976,216	$726,440	$953,883	$959,360

S-1

IRET
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(in thousands)

	Three Months Ended					Nine Months Ended
	9/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019	9/30/2020	9/30/2019
REVENUE	$44,138	$43,910	$44,406	$45,777	$47,436	$132,454	$139,978
EXPENSES
Property operating expenses, excluding real estate taxes	13,129	12,360	13,468	14,018	14,485	38,957	43,231
Real estate taxes	5,402	5,410	5,465	4,835	5,425	16,277	16,231
Property management expense	1,442	1,345	1,554	1,634	1,553	4,341	4,552
Casualty loss	91	913	327	205	178	1,331	911
Depreciation/amortization	18,995	18,156	18,160	18,972	18,751	55,311	55,299
General and administrative expenses	3,077	3,202	3,428	3,647	3,448	9,707	10,803
TOTAL EXPENSES	$42,136	$41,386	$42,402	$43,311	$43,840	$125,924	$131,027
Operating income	2,002	2,524	2,004	2,466	3,596	6,530	8,951
Interest expense	(6,771)	(6,940)	(6,911)	(7,357)	(7,694)	(20,622)	(23,180)
Loss on extinguishment of debt	(4)	(17)	—	(864)	(1,087)	(21)	(1,496)
Interest and other income (loss)	281	538	(2,777)	702	498	(1,958)	1,390
Income (loss) before gain (loss) on sale of real estate and other investments, and gain (loss) on litigation settlement	(4,492)	(3,895)	(7,684)	(5,053)	(4,687)	(16,071)	(14,335)
Gain (loss) on sale of real estate and other investments	25,676	(190)	—	57,850	39,105	25,486	39,774
Gain (loss) on litigation settlement	—	—	—	—	300	—	6,586
Net income (loss)	$21,184	$(4,085)	$(7,684)	$52,797	$34,718	$9,415	$32,025
Dividends to preferred unitholders	(160)	(160)	(160)	(160)	(160)	(480)	(377)
Net (income) loss attributable to noncontrolling interest – Operating Partnership	(1,387)	447	692	(4,202)	(3,145)	(248)	(2,550)
Net (income) loss attributable to noncontrolling interests – consolidated real estate entities	(8)	(5)	145	223	183	132	913
Net income (loss) attributable to controlling interests	19,629	(3,803)	(7,007)	48,658	31,596	8,819	30,011
Dividends to preferred shareholders	(1,607)	(1,609)	(1,705)	(1,705)	(1,705)	(4,921)	(5,116)
Discount (premium) on redemption of preferred shares	(1)	25	273	—	—	297	—
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$18,021	$(5,387)	$(8,439)	$46,953	$29,891	$4,195	$24,895

Per Share Data - Basic
Net earnings (loss) per common share – basic	$1.40	$(0.44)	$(0.69)	$3.95	$2.57	$0.33	$2.11

Per Share Data - Diluted
Net earnings (loss) per common share – diluted	$1.38	$(0.44)	$(0.67)	$3.89	$2.54	$0.33	$2.11

S-2

IRET
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(in thousands)

	9/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019
ASSETS
Real estate investments
Property owned	$1,805,390	$1,694,033	$1,687,436	$1,643,078	$1,720,352
Less accumulated depreciation	(380,392)	(383,917)	(366,307)	(349,122)	(370,492)
	1,424,998	1,310,116	1,321,129	1,293,956	1,349,860
Unimproved land	—	—	1,376	1,376	1,376
Mortgage loans receivable	17,986	10,961	16,775	16,140	10,140
Total real estate investments	1,442,984	1,321,077	1,339,280	1,311,472	1,361,376
Cash and cash equivalents	16,804	52,714	26,338	26,579	8,500
Restricted cash	2,199	2,535	2,344	19,538	3,339
Other assets	16,947	16,484	21,124	34,829	30,589
TOTAL ASSETS	$1,478,934	$1,392,810	$1,389,086	$1,392,418	$1,403,804

LIABILITIES, MEZZANINE EQUITY, AND EQUITY
LIABILITIES
Accounts payable and accrued expenses	$58,596	$54,883	$52,337	$47,155	$40,546
Revolving line of credit	135,000	63,000	83,000	50,079	103,143
Notes payable, net of loan costs	269,202	269,155	269,106	269,058	269,006
Mortgages payable, net of loan costs	313,065	323,705	328,367	329,664	360,886
TOTAL LIABILITIES	$775,863	$710,743	$732,810	$695,956	$773,581

SERIES D PREFERRED UNITS	$16,560	$16,560	$16,560	$16,560	$16,560
EQUITY
Series C Preferred Shares of Beneficial Interest	93,530	93,579	96,046	99,456	99,456
Common Shares of Beneficial Interest	968,436	958,292	912,653	917,400	886,598
Accumulated distributions in excess of net income	(412,577)	(421,515)	(407,150)	(390,196)	(428,680)
Accumulated other comprehensive income (loss)	(17,256)	(18,139)	(17,360)	(7,607)	(9,793)
Total shareholders’ equity	$632,133	$612,217	$584,189	$619,053	$547,581
Noncontrolling interests – Operating Partnership	53,669	52,558	54,777	55,284	60,169
Noncontrolling interests – consolidated real estate entities	709	732	750	5,565	5,913
Total equity	$686,511	$665,507	$639,716	$679,902	$613,663
TOTAL LIABILITIES, MEZZANINE EQUITY, AND EQUITY	$1,478,934	$1,392,810	$1,389,086	$1,392,418	$1,403,804

S-3

IRET
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS (unaudited)

This release contains certain non-GAAP financial measures. The non-GAAP measures should not be considered a substitute for operating results determined in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The definitions and calculations of these non-GAAP measures, as calculated by us, may not be comparable to non-GAAP measures reported by other REITs that do not define each of the non-GAAP measures exactly as we do.
We provide certain information on a same-store and non-same-store basis. Same-store apartment communities are owned or in service for the entirety of the periods being compared, and, in the case of development properties, have achieved a target level of physical occupancy of 90%. On the first day of each calendar year, we determine the composition of our same-store pool for that year as well as adjust the previous year, which allows us to evaluate full period-over-period operating comparisons for existing apartment communities and their contribution to net income. We believe that measuring performance on a same-store basis is useful to investors because it enables evaluation of how a fixed pool of our communities are performing year-over-year. We use this measure to assess whether or not we have been successful in increasing NOI, renewing the leases on existing residents, controlling operating costs, and making prudent capital improvements.
Reconciliation of Operating Income to Net Operating Income
Net operating income, or NOI, is a non-GAAP measure which we define as total real estate revenues less property operating expenses, including real estate taxes. We believe that NOI is an important supplemental measure of operating performance for real estate because it provides a measure of operations that is unaffected by depreciation, amortization, financing, property management overhead, casualty losses, and general and administrative expenses. NOI does not represent cash generated by operating activities in accordance with GAAP and should not be considered an alternative to net income, net income available for common shareholders, or cash flow from operating activities as a measure of financial performance.

	(in thousands, except percentages)
	Three Months Ended			Sequential		Year-Over-Year
	9/30/2020	6/30/2020	9/30/2019	$ Change	% Change	$ Change	% Change

Operating income	$2,002	$2,524	$3,596	$(522)	(20.7)%	$(1,594)	(44.3)%
Adjustments:
Property management expenses	1,442	1,345	1,553	97	7.2%	(111)	(7.1)%
Casualty loss	91	913	178	(822)	(90.0)%	(87)	(48.9)%
Depreciation and amortization	18,995	18,156	18,751	839	4.6%	244	1.3%
General and administrative expenses	3,077	3,202	3,448	(125)	(3.9)%	(371)	(10.8)%
Net operating income	$25,607	$26,140	$27,526	$(533)	(2.0)%	$(1,919)	(7.0)%

Revenue
Same-store	$38,043	$37,831	$37,627	$212	0.6%	$416	1.1%
Non-same-store	4,420	4,157	1,344	263	6.3%	3,076	228.9%
Other properties and dispositions	1,675	1,922	8,465	(247)	(12.9)%	(6,790)	(80.2)%
Total	44,138	43,910	47,436	228	0.5%	(3,298)	(7.0)%

Property operating expenses, including real estate taxes
Same-store	16,198	15,319	15,493	879	5.7%	705	4.6%
Non-same-store	1,712	1,514	550	198	13.1%	1,162	211.3%
Other properties and dispositions	621	937	3,867	(316)	(33.7)%	(3,246)	(83.9)%
Total	18,531	17,770	19,910	761	4.3%	(1,379)	(6.9)%

Net operating income
Same-store	21,845	22,512	22,134	(667)	(3.0)%	(289)	(1.3)%
Non-same-store	2,708	2,643	794	65	2.5%	1,914	241.1%
Other properties and dispositions	1,054	985	4,598	69	7.0%	(3,544)	(77.1)%
Total	$25,607	$26,140	$27,526	$(533)	(2.0)%	$(1,919)	(7.0)%

S-4

	Nine Months Ended September 30,
	2020	2019	$ Change	% Change

Operating income	$6,530	$8,951	$(2,421)	(27.0)%
Adjustments:
Property management expenses	4,341	4,552	(211)	(4.6)%
Casualty loss	1,331	911	420	46.1%
Depreciation and amortization	55,311	55,299	12	—
General and administrative expenses	9,707	10,803	(1,096)	(10.1)%
Net operating income	$77,220	$80,516	$(3,296)	(4.1)%

Revenue
Same-store	$114,208	$111,897	$2,311	2.1%
Non-same-store	12,088	2,829	9,259	327.3%
Other properties and dispositions	6,158	25,252	(19,094)	(75.6)%
Total	132,454	139,978	(7,524)	(5.4)%

Property operating expenses, including real estate taxes
Same-store	47,857	46,190	1,667	3.6%
Non-same-store	4,546	1,197	3,349	279.8%
Other properties and dispositions	2,831	12,075	(9,244)	(76.6)%
Total	55,234	59,462	(4,228)	(7.1)%

Net operating income
Same-store	66,351	65,707	644	1.0%
Non-same-store	7,542	1,632	5,910	362.1%
Other properties and dispositions	3,327	13,177	(9,850)	(74.8)%
Total	$77,220	$80,516	$(3,296)	(4.1)%
Reconciliation of Same-Store Controllable Expenses to Total Property Operating Expenses, Including Real Estate Taxes
Same-store controllable expenses exclude real estate taxes and insurance, in order to provide a measure of expenses that are within management's control, and is used for the purposes of budgeting, business planning, and performance evaluation. This is a non-GAAP measure and should not be considered an alternative to total expenses or total property operating expenses.

	(in thousands, except percentages)
	Three Months Ended September 30,				Nine Months Ended September 30,
	2020	2019	$ Change	% Change	2020	2019	$ Change	% Change

Controllable expenses
On-site compensation(1)	$4,290	$3,978	$312	7.8%	$12,705	$11,779	$926	7.9%
Repairs and maintenance	2,764	2,805	(41)	(1.5)%	7,431	8,413	(982)	(11.7)%
Utilities	2,532	2,508	24	1.0%	7,517	7,884	(367)	(4.7)%
Administrative and marketing	820	882	(62)	(7.0)%	2,501	2,702	(201)	(7.4)%
Total	$10,406	$10,173	$233	2.3%	$30,154	$30,778	$(624)	(2.0)%

Non-controllable expenses
Real estate taxes	$4,632	$4,265	$367	8.6%	$14,028	$12,738	$1,290	10.1%
Insurance	1,160	1,055	105	10.0%	3,675	2,674	1,001	37.4%
Total	$5,792	$5,320	$472	8.9%	$17,703	$15,412	$2,291	14.9%

Property operating expenses, including real estate taxes - non-same-store	$1,712	$550	$1,162	211.3%	$4,546	$1,197	$3,349	279.8%
Property operating expenses, including real estate taxes - other properties and dispositions	621	3,867	(3,246)	(83.9)%	2,831	12,075	(9,244)	(76.6)%
Total property operating expenses, including real estate taxes	$18,531	$19,910	$(1,379)	(6.9)%	$55,234	$59,462	$(4,228)	(7.1)%

(1)On-site compensation for administration, leasing, and maintenance personnel.

S-5

Reconciliation of Net Income (Loss) Available to Common Shareholders to Funds From Operations and Core Funds From Operations
We believe that FFO, which is a standard supplemental measure for equity real estate investment trusts, is helpful to investors in understanding our operating performance, primarily because its calculation does not assume that the value of real estate assets diminishes predictably over time, as implied by the historical cost convention of GAAP and the recording of depreciation.
We use the definition of FFO adopted by the National Association of Real Estate Investment Trusts, Inc. (“Nareit”). Nareit defines FFO as net income or loss calculated in accordance with GAAP, excluding:
•depreciation and amortization related to real estate;
•gains and losses from the sale of certain real estate assets; and
•impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity.
The exclusion in Nareit’s definition of FFO of impairment write-downs and gains and losses from the sale of real estate assets helps to identify the operating results of the long-term assets that form the base of our investments, and assists management and investors in comparing those operating results between periods.
Due to the limitations of the Nareit FFO definition, we have made certain interpretations in applying this definition. We believe that all such interpretations not specifically identified in the Nareit definition are consistent with this definition. Nareit's FFO White Paper 2018 Restatement clarified that impairment write-downs of land related to a REIT's main business are excluded from FFO and a REIT has the option to exclude impairment write-downs of assets that are incidental to its main business.
While FFO is widely used by us as a primary performance metric, not all real estate companies use the same definition of FFO or calculate FFO in the same way. Accordingly, FFO presented here is not necessarily comparable to FFO presented by other real estate companies. FFO should not be considered as an alternative to net income or any other GAAP measurement of performance, but rather should be considered as an additional, supplemental measure. FFO also does not represent cash generated from operating activities in accordance with GAAP and is not necessarily indicative of sufficient cash flow to fund all of our needs or our ability to service indebtedness or make distributions.
Core Funds from Operations ("Core FFO") is FFO as adjusted for non-routine items or items not considered core to our business operations. By further adjusting for items that are not considered part of our core business operations, we believe that Core FFO provides investors with additional information to compare our core operating and financial performance between periods. Core FFO should not be considered as an alternative to net income as an indication of financial performance, or as an alternative to cash flows from operations as a measure of liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions to shareholders. Core FFO is a non-GAAP and non-standardized measure that may be calculated differently by other REITs and should not be considered a substitute for operating results determined in accordance with GAAP.

S-6

	(in thousands, except per share amounts)
	Three Months Ended					Nine Months Ended
	9/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019	9/30/2020	9/30/2019
Funds From Operations
Net income (loss) available to common shareholders	$18,021	$(5,387)	$(8,439)	$46,953	$29,891	$4,195	$24,895
Adjustments:
Noncontrolling interests – Operating Partnership	1,387	(447)	(692)	4,202	3,145	248	2,550
Depreciation and amortization	18,995	18,156	18,160	18,972	18,751	55,311	55,299
Less depreciation – non real estate	(85)	(88)	(93)	(88)	(71)	(266)	(235)
Less depreciation – partially owned entities	(31)	(33)	(282)	(454)	(452)	(346)	(1,604)
(Gain) loss on sale of real estate	(25,676)	190	—	(57,850)	(39,105)	(25,486)	(39,774)
FFO applicable to common shares and Units	$12,611	$12,391	$8,654	$11,735	$12,159	$33,656	$41,131

Adjustments to Core FFO:
Casualty loss (recovery)	545	—	—	—	—	545	—
Loss on extinguishment of debt	4	17	—	864	1,087	21	1,496
Gain on litigation settlement	—	—	—	—	(300)	—	(6,586)
(Gain) loss on marketable securities	—	(175)	3,553	(113)	—	3,378	—
(Discount) premium on redemption of preferred shares	1	(25)	(273)	—	—	(297)	—
Core FFO applicable to common shares and Units	$13,161	$12,208	$11,934	$12,486	$12,946	$37,303	$36,041

Funds from operations applicable to common shares and Units	$12,611	$12,391	$8,654	$11,735	$12,159	$33,656	$41,131
Dividends to preferred unitholders	160	160	160	160	160	480	377
Funds from operations applicable to common shares and Units - diluted	$12,771	$12,551	$8,814	$11,895	$12,319	$34,136	$41,508

Core funds from operations applicable to common shares and Units	$13,161	$12,208	$11,934	$12,486	$12,946	$37,303	$36,041
Dividends to preferred unitholders	160	160	160	160	160	480	377
Core funds from operations applicable to common shares and Units - diluted	$13,321	$12,368	$12,094	$12,646	$13,106	$37,783	$36,418

Per Share Data
Earnings (loss) per share and Unit - diluted	$1.38	$(0.44)	$(0.67)	$3.89	$2.54	$0.33	$2.11
FFO per share and Unit - diluted	$0.90	$0.93	$0.66	$0.90	$0.93	$2.49	$3.15
Core FFO per share and Unit - diluted	$0.94	$0.91	$0.90	$0.96	$0.99	$2.76	$2.76

Weighted average shares and Units - diluted	14,143	13,558	13,401	13,188	13,087	13,704	13,174

S-7

Reconciliation of Net Income (Loss) Available to Common Shareholders to Adjusted EBITDA
Adjusted EBITDA is earnings before interest, taxes, depreciation, amortization, gain/loss on sale of real estate and other investments, impairment of real estate investments, gain/loss on extinguishment of debt, gain on litigation settlement, and gain/loss from involuntary conversion. We consider Adjusted EBITDA to be an appropriate supplemental performance measure because it permits investors to view income from operations without the effect of depreciation, the cost of debt, or non-operating gains and losses. Adjusted EBITDA is a non-GAAP measure and should not be considered a substitute for operating results determined in accordance with GAAP.

	(in thousands)
	Three Months Ended					Nine Months Ended
	9/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019	9/30/2020	9/30/2019
Adjusted EBITDA
Net income (loss) available to common shareholders	$19,629	$(3,803)	$(7,007)	$48,658	$31,596	$8,819	$30,011
Adjustments:
Dividends to preferred unitholders	160	160	160	160	160	480	377
Noncontrolling interests – Operating Partnership	1,387	(447)	(692)	4,202	3,145	248	2,550
Income (loss) before noncontrolling interests – Operating Partnership	$21,176	$(4,090)	$(7,539)	$53,020	$34,901	$9,547	$32,938
Adjustments:
Interest expense	6,756	6,926	6,764	7,112	7,448	20,446	22,349
Loss on extinguishment of debt	4	17	—	864	1,087	21	1,496
Depreciation/amortization related to real estate investments	18,964	18,123	17,878	18,518	18,299	54,965	53,695
Casualty loss (recovery)	545	—	—	—	—	545	—
Interest income	(256)	(331)	(597)	(415)	(402)	(1,184)	(1,211)
(Gain) loss on sale of real estate and other investments	(25,676)	190	—	(57,850)	(39,105)	(25,486)	(39,774)
Gain on litigation settlement	—	—	—	—	(300)	—	(6,586)
(Gain) loss on marketable securities	—	(175)	3,553	(113)	—	3,378	—
Adjusted EBITDA	$21,513	$20,660	$20,059	$21,136	$21,928	$62,232	$62,907

S-8

IRET
DEBT ANALYSIS
(in thousands)
Debt Maturity Schedule
Annual Expirations

	Future Maturities of Debt
	Secured Fixed Debt	Unsecured Fixed Debt(1)	Unsecured Variable Debt	Total Debt	% of Total Debt	Weighted Average Interest Rate(2)
2020 (remainder)	—	—	—	—	—	—
2021	$35,281	$—	$—	$35,281	4.9%	5.36%
2022	33,754	50,000	85,000	168,754	23.5%	2.71%
2023	43,996	—	—	43,996	6.1%	4.02%
2024	—	70,000	—	70,000	9.8%	3.67%
Thereafter	201,480	200,000	—	401,480	55.7%	3.90%
Total debt	$314,511	$320,000	$85,000	$719,511	100.0%	3.68%

(1)Term loans have variable interest rates that are fixed with interest rate swaps and $50.0 million of our variable interest, line of credit is fixed with an interest rate swap.
(2)Weighted average interest rate of debt that matures during the year, including the effect of interest rate swaps on the term loans and line of credit.

	9/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019
Debt Balances Outstanding
Secured fixed rate	$314,511	$325,230	$329,988	$331,376	$362,731
Unsecured fixed rate line of credit(1)	50,000	50,000	50,000	50,000	50,000
Unsecured variable rate line of credit	85,000	13,000	33,000	79	53,143
Unsecured term loans	145,000	145,000	145,000	145,000	145,000
Unsecured senior notes	125,000	125,000	125,000	125,000	125,000
Debt total	$719,511	$658,230	$682,988	$651,455	$735,874

Mortgage debt weighted average interest rate	3.99%	4.01%	4.01%	4.02%	4.15%
Lines of credit rate (rate with swap)	3.35%	2.97%	3.18%	3.52%	3.73%
Term loan rate (rate with swap)	4.18%	4.12%	4.13%	4.19%	4.14%
Senior notes rate	3.78%	3.78%	3.78%	3.78%	3.78%

(1)A portion of our primary line of credit is fixed through an interest rate swap.

S-9

IRET
CAPITAL ANALYSIS
(in thousands, except per share and unit amounts)

	Three Months Ended
	9/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019
Equity Capitalization
Common shares outstanding	12,976	12,827	12,164	12,099	11,625
Operating partnership units outstanding	1,018	1,022	1,044	1,058	1,223
Total common shares and units outstanding	13,994	13,849	13,208	13,157	12,848
Market price per common share (closing price at end of period)	$65.17	$70.49	$55.00	$72.50	$74.67
Equity capitalization-common shares and units	$911,989	$976,216	$726,440	$953,883	$959,360
Recorded book value of preferred shares	$93,530	$93,579	$96,046	$99,456	$99,456
Total equity capitalization	$1,005,519	$1,069,795	$822,486	$1,053,339	$1,058,816

Series D Preferred Units	$16,560	$16,560	$16,560	$16,560	$16,560

Debt Capitalization
Total debt	$719,511	$658,230	$682,988	$651,455	$735,874
Total capitalization	$1,741,590	$1,744,585	$1,522,034	$1,721,354	$1,811,250

Total debt to total capitalization(1)	41.3%	37.7%	44.9%	37.8%	40.6%

(1)Total debt to total market capitalization is total debt from the balance sheet divided by the sum of total debt from the balance sheet, market value of common shares and operating partnership units, and book value of Series C preferred shares and Series D preferred units outstanding at the end of the period.

	Three Months Ended										Nine Months Ended
	9/30/2020		6/30/2020		3/31/2020		12/31/2019		9/30/2019		9/30/2020		9/30/2019
Debt service coverage ratio(1)	2.65	x	2.48	x	2.42	x	2.39	x	2.26	x	2.52	x	2.11	x
Adjusted EBITDA/Interest expense plus preferred distributions and principal amortization	2.21	x	2.05	x	1.97	x	1.98	x	1.90	x	2.08	x	1.78	x
Net debt/Adjusted EBITDA(2)	8.17	x	7.33	x	8.18	x	7.19	x	8.29	x	8.47	x	8.67	x
Net debt and preferred equity/Adjusted EBITDA(2)	9.45	x	8.66	x	9.59	x	8.56	x	9.62	x	9.80	x	10.06	x

Distribution Data
Common shares and Units outstanding at record date	13,994		13,849		13,208		13,157		12,848		13,994		12,848
Total common distribution declared	$9,796		$9,694		$9,245		$9,210		$8,994		$28,735		$27,228
Common distribution per share and Unit	$0.70		$0.70		$0.70		$0.70		$0.70		$2.10		$2.10
Payout ratio (Core FFO per diluted share and unit basis)(3)	74.5%		76.9%		77.8%		72.9%		70.7%		76.1%		76.1%

(1)Debt service coverage ratio is computed by dividing Adjusted EBITDA by interest expense and principal amortization. This term is a non-GAAP measure and should not be considered a substitute for operating results determined in accordance with GAAP. Refer to the Adjusted EBITDA definition included within the Non-GAAP Financial Measures and Reconciliations section.
(2)Net debt is the total debt balance less cash and cash equivalents and net tax deferred exchange proceeds (included within restricted cash). Adjusted EBITDA is annualized for periods less than one year. Net debt and adjusted EBITDA are non-GAAP measures and should not be considered a substitute for operating results determined in accordance with GAAP. Refer to the Adjusted EBITDA definition included within the Non-GAAP Financial Measures and Reconciliations section.
(3)Payout ratio (Core FFO per diluted share and unit basis) is the ratio of the current quarterly or annual distribution rate per common share and unit divided by quarterly or annual Core FFO per diluted share and unit. This term is a non-GAAP measure and should not be considered a substitute for operating results determined in accordance with GAAP.

S-10

IRET
COVID-19 UPDATE
(in thousands, except property data amounts and percentages)
Collections by State

			Three Months Ended September 30, 2020
State	Number of Communities	Number of Homes	% of Total Revenue	Bad Debt(1) as % of Expected Residential Revenue
Minnesota	32	5,438	50.5%	1.9%
Colorado	4	1,457	13.0%	1.1%
Nebraska	6	1,370	9.1%	0.1%
North Dakota	15	2,422	18.5%	—
South Dakota	5	474	3.5%	0.3%
Montana	5	749	5.4%	1.1%
Total	67	11,910	100.0%	1.2%
(1)Bad debt is reported as a reduction of revenue.
Operating Statistics

	Three Months Ended
	September 30, 2020	June 30, 2020	September 30, 2019
Bad debt as a % of expected residential revenue	1.2%	0.9%	0.4%
Percent of rent deferrals to total residential revenue	0.1%	0.5%	N/A

Same-Store Communities
New lease rates	0.0%	(1.2)%	(1.4)%
Renewal rates	0.6%	3.3%	5.2%

Weighted average occupancy	94.4%	94.6%	93.5%
Physical occupancy, at end of period	95.3%	94.8%	94.3%
Liquidity and Near-Term Funding Obligations

Liquidity Profile	September 30, 2020	June 30, 2020
Unsecured credit facility - committed	$250,000	$250,000
Balance outstanding	135,000	63,000
Amount available on line of credit	$115,000	$187,000
Cash and cash equivalents	16,804	52,714
Total liquidity	$131,804	$239,714

Near-Term Funding Obligations
Unfunded construction loan and mezzanine loan commitments - 2020 and 2021	$27,248	$34,272
2020 and 2021 Debt maturities	35,281	44,962
Total	$62,529	$79,234
Ratio of liquidity to near-term funding obligations	2.1	3.0

S-11

IRET
SAME-STORE THIRD QUARTER COMPARISONS
(in thousands, except property data amounts and percentages)

	Apartment Homes Included	Revenues			Expenses			NOI
Regions		Q3 2020	Q3 2019	% Change	Q3 2020	Q3 2019	% Change	Q3 2020	Q3 2019	% Change
Minneapolis, MN	1,987	$8,892	$8,857	0.4%	$3,858	$3,920	(1.6)%	$5,034	$4,937	2.0%
Rochester, MN	1,711	6,351	6,446	(1.5)%	3,074	2,386	28.8%	3,277	4,060	(19.3)%
Denver, CO	664	3,724	3,855	(3.4)%	1,298	1,197	8.4%	2,426	2,658	(8.7)%
Grand Forks, ND	865	2,887	2,822	2.3%	1,072	1,133	(5.4)%	1,815	1,689	7.5%
Omaha, NE	1,370	3,884	3,738	3.9%	1,790	1,740	2.9%	2,094	1,998	4.8%
St. Cloud, MN	1,190	3,548	3,517	0.9%	1,603	1,557	3.0%	1,945	1,960	(0.8)%
Bismarck, ND	845	2,796	2,707	3.3%	1,071	1,069	0.2%	1,725	1,638	5.3%
Billings, MT	749	2,305	2,144	7.5%	800	882	(9.3)%	1,505	1,262	19.3%
Minot, ND	712	2,170	2,117	2.5%	1,003	1,035	(3.1)%	1,167	1,082	7.9%
Rapid City, SD	474	1,486	1,424	4.4%	629	574	9.6%	857	850	0.8%
Same-Store Total	10,567	$38,043	$37,627	1.1%	$16,198	$15,493	4.6%	$21,845	$22,134	(1.3)%

	% of NOI Contribution	Weighted Average Occupancy (1)			Average Monthly Rental Rate (2)			Average Monthly Revenue per Occupied Home (3)
Regions		Q3 2020	Q3 2019	Growth	Q3 2020	Q3 2019	% Change	Q3 2020	Q3 2019	% Change
Minneapolis, MN	23.1%	93.4%	90.9%	2.5%	$1,496	$1,509	(0.9)%	$1,596	$1,635	(2.4)%
Rochester, MN	15.0%	94.1%	94.6%	(0.5)%	1,249	1,257	(0.6)%	1,315	1,327	(0.9)%
Denver, CO	11.1%	92.8%	94.2%	(1.4)%	1,801	1,855	(2.9)%	2,014	2,055	(2.0)%
Grand Forks, ND	8.3%	95.5%	95.9%	(0.4)%	1,089	1,073	1.5%	1,165	1,134	2.7%
Omaha, NE	9.6%	93.8%	93.0%	0.8%	913	900	1.4%	1,008	977	3.2%
St. Cloud, MN	8.9%	94.4%	93.8%	0.6%	965	959	0.6%	1,053	1,050	0.3%
Bismarck, ND	7.9%	96.1%	93.8%	2.3%	1,062	1,055	0.7%	1,148	1,138	0.9%
Billings, MT	6.9%	97.4%	95.0%	2.4%	960	941	2.0%	1,053	1,004	4.9%
Minot, ND	5.3%	94.9%	93.9%	1.0%	1,002	999	0.3%	1,070	1,055	1.4%
Rapid City, SD	3.9%	96.5%	96.1%	0.4%	986	963	2.4%	1,082	1,042	3.8%
Same-Store Total	100.0%	94.4%	93.5%	0.9%	$1,178	$1,178	—	$1,271	$1,269	0.2%

(1)Weighted average occupancy is defined as the percentage resulting from dividing actual rental revenue by scheduled rent. Scheduled rental revenue represents the value of all apartment homes, with occupied apartment homes valued at contractual rates pursuant to leases and vacant apartment homes valued at estimated market rents. When calculating actual rents for occupied apartment homes and market rents for vacant homes, delinquencies and concessions are not taken into account. Market rates are determined using the currently offered effective rates on new leases at the community and are used as the starting point in determination of the market rates of vacant apartment homes.
(2)Average monthly rental rate is scheduled rent divided by the total number of apartment homes.
(3)Average monthly revenue per occupied home is defined as total rental revenues divided by the weighted average occupied apartment homes for the period.

S-12

IRET
SAME-STORE SEQUENTIAL QUARTER COMPARISONS
(in thousands, except property data amounts and percentages)

	Apartment Homes Included	Revenues			Expenses			NOI
Regions		Q3 2020	Q2 2020	% Change	Q3 2020	Q2 2020	% Change	Q3 2020	Q2 2020	% Change
Minneapolis, MN	1,987	$8,892	$9,068	(1.9)%	$3,858	$3,485	10.8%	$5,034	$5,583	(9.9)%
Rochester, MN	1,711	6,351	6,370	(0.3)%	3,074	2,802	9.7%	3,277	3,568	(8.2)%
Denver, CO	664	3,724	3,701	0.6%	1,298	1,095	18.5%	2,426	2,606	(6.9)%
Grand Forks, ND	865	2,887	2,840	1.7%	1,072	1,136	(5.6)%	1,815	1,704	6.5%
Omaha, NE	1,370	3,884	3,838	1.2%	1,790	1,783	0.4%	2,094	2,055	1.9%
St. Cloud, MN	1,190	3,548	3,546	0.1%	1,603	1,524	5.2%	1,945	2,022	(3.8)%
Bismarck, ND	845	2,796	2,766	1.1%	1,071	1,053	1.7%	1,725	1,713	0.7%
Billings, MT	749	2,305	2,139	7.8%	800	838	(4.5)%	1,505	1,301	15.7%
Minot, ND	712	2,170	2,161	0.4%	1,003	969	3.5%	1,167	1,192	(2.1)%
Rapid City, SD	474	1,486	1,402	6.0%	629	634	(0.8)%	857	768	11.6%
Same-Store Total	10,567	$38,043	$37,831	0.6%	$16,198	$15,319	5.7%	$21,845	$22,512	(3.0)%

	% of NOI Contribution	Weighted Average Occupancy			Average Monthly Rental Rate			Average Monthly Revenue per Occupied Home
Regions		Q3 2020	Q2 2020	Growth	Q3 2020	Q2 2020	% Change	Q3 2020	Q2 2020	% Change
Minneapolis, MN	23.1%	93.4%	94.0%	(0.6)%	$1,496	$1,494	0.1%	$1,596	$1,619	(1.3)%
Rochester, MN	15.0%	94.1%	95.3%	(1.2)%	1,249	1,248	0.1%	1,315	1,303	0.9%
Denver, CO	11.1%	92.8%	92.9%	(0.1)%	1,801	1,827	(1.4)%	2,014	2,001	0.7%
Grand Forks, ND	8.3%	95.5%	94.8%	0.7%	1,089	1,079	0.9%	1,165	1,154	1.0%
Omaha, NE	9.6%	93.8%	94.9%	(1.1)%	913	904	1.0%	1,008	984	2.3%
St. Cloud, MN	8.9%	94.4%	93.7%	0.7%	965	955	1.0%	1,053	1,060	(0.6)%
Bismarck, ND	7.9%	96.1%	96.2%	(0.1)%	1,062	1,053	0.9%	1,148	1,134	1.2%
Billings, MT	6.9%	97.4%	94.4%	3.0%	960	944	1.7%	1,053	1,008	4.8%
Minot, ND	5.3%	94.9%	97.0%	(2.1)%	1,002	992	1.0%	1,070	1,043	2.5%
Rapid City, SD	3.9%	96.5%	94.3%	2.2%	986	966	2.1%	1,082	1,046	3.8%
Same-Store Total	100.0%	94.4%	94.6%	(0.2)%	$1,178	$1,172	0.5%	$1,271	$1,262	0.8%

S-13

IRET
SAME-STORE YEAR-TO-DATE COMPARISONS
(in thousands, except property data amounts and percentages)

	Apartment Homes Included	Revenues			Expenses			NOI
Regions		2020	2019	% Change	2020	2019	% Change	2020	2019	% Change
Minneapolis, MN	1,987	$27,072	$26,541	2.0%	$11,254	$11,194	0.5%	$15,818	$15,347	3.1%
Rochester, MN	1,711	19,260	18,962	1.6%	8,699	7,290	19.3%	10,561	11,672	(9.5)%
Denver, CO	664	11,352	11,333	0.2%	3,652	3,615	1.0%	7,700	7,718	(0.2)%
Grand Forks, ND	865	8,578	8,330	3.0%	3,515	3,578	(1.8)%	5,063	4,752	6.5%
Omaha, NE	1,370	11,536	11,197	3.0%	5,199	5,149	1.0%	6,337	6,048	4.8%
St. Cloud, MN	1,190	10,705	10,577	1.2%	4,883	4,890	(0.1)%	5,822	5,687	2.4%
Bismarck, ND	845	8,297	8,042	3.2%	3,293	3,232	1.9%	5,004	4,810	4.0%
Billings, MT	749	6,622	6,373	3.9%	2,464	2,457	0.3%	4,158	3,916	6.2%
Minot, ND	712	6,457	6,380	1.2%	2,983	3,078	(3.1)%	3,474	3,302	5.2%
Rapid City, SD	474	4,329	4,162	4.0%	1,915	1,707	12.2%	2,414	2,455	(1.7)%
Same-Store Total	10,567	$114,208	$111,897	2.1%	$47,857	$46,190	3.6%	$66,351	$65,707	1.0%

	% of NOI Contribution	Weighted Average Occupancy			Average Monthly Rental Rate			Average Monthly Revenue per Occupied Home
Regions		2020	2019	Growth	2020	2019	% Change	2020	2019	% Change
Minneapolis, MN	23.9%	93.9%	93.0%	0.9%	$1,492	$1,475	1.2%	$1,613	$1,596	1.1%
Rochester, MN	15.9%	95.5%	95.5%	—	1,245	1,232	1.1%	1,310	1,289	1.6%
Denver, CO	11.6%	93.6%	94.3%	(0.7)%	1,824	1,830	(0.3)%	2,029	2,010	0.9%
Grand Forks, ND	7.6%	95.6%	95.4%	0.2%	1,078	1,072	0.6%	1,152	1,121	2.8%
Omaha, NE	9.6%	94.3%	93.9%	0.4%	903	886	1.9%	992	968	2.6%
St. Cloud, MN	8.8%	94.3%	95.0%	(0.7)%	955	950	0.5%	1,060	1,040	1.9%
Bismarck, ND	7.5%	96.2%	94.8%	1.4%	1,053	1,043	1.0%	1,133	1,115	1.8%
Billings, MT	6.3%	95.9%	95.7%	0.2%	946	923	2.5%	1,025	988	3.7%
Minot, ND	5.2%	95.7%	94.9%	0.8%	995	997	(0.2)%	1,053	1,049	0.4%
Rapid City, SD	3.6%	95.9%	96.0%	(0.1)%	968	946	2.3%	1,058	1,016	4.1%
Same-Store Total	100.0%	94.8%	94.5%	0.3%	$1,171	$1,160	0.9%	$1,267	$1,245	1.8%

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IRET
PORTFOLIO SUMMARY(1)

	Three Months Ended
	9/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019
Number of Apartment Homes at Period End
Same-Store	10,567	11,257	11,257	10,402	11,785
Non-Same-Store	1,343	878	878	1,551	1,551
All Communities	11,910	12,135	12,135	11,953	13,336

Average Monthly Rental Rate(2)
Same-Store	$1,178	$1,142	$1,135	$1,085	$1,062
Non-Same-Store	1,597	1,594	1,572	1,722	1,742
All Communities	$1,210	$1,175	$1,163	$1,168	$1,123

Average Monthly Revenue per Occupied Apartment Home(3)
Same-Store	$1,271	$1,232	$1,237	$1,169	$1,141
Non-Same-Store	1,729	1,681	1,658	1,869	1,887
All Communities	$1,307	$1,264	$1,263	$1,260	$1,210

Weighted Average Occupancy(4)
Same-Store	94.4%	94.6%	95.4%	94.0%	93.3%
Non-Same-Store	93.9%	93.9%	93.3%	93.0%	94.2%
All Communities	94.3%	94.5%	95.2%	93.8%	93.4%

Operating Expenses as a % of Scheduled Rent
Same-Store	43.4%	41.5%	45.0%	43.5%	43.0%
Non-Same-Store	39.7%	36.1%	37.0%	33.8%	38.1%
All Communities	43.0%	41.0%	44.3%	41.6%	42.3%

Capital Expenditures
Total Capital Expenditures per Apartment Home – Same-Store	$293	$262	$151	$427	$178

(1)Previously reported amounts are not revised for changes in the composition of the same-store properties pool.
(2)Average monthly rental rate is scheduled rent divided by the total number of apartment homes. Scheduled rental revenue represents the value of all apartment homes, with occupied apartment homes valued at contractual rates pursuant to leases and vacant apartment homes valued at estimated market rents. When calculating actual rents for occupied apartment homes and market rents for vacant homes, delinquencies and concessions are not taken into account. Market rates are determined using the currently offered effective rates on new leases at the community and are used as the starting point in determination of the market rates of vacant apartment homes.
(3)Average monthly revenue per occupied home is defined as total rental revenues divided by the weighted average occupied apartment homes for the period.
(4)Weighted average occupancy is the percentage resulting from dividing actual rental revenue by scheduled rent. We believe that weighted average occupancy is a meaningful measure of occupancy because it considers the value of each vacant unit at its estimated market rate. Weighted average occupancy may not completely reflect short-term trends in physical occupancy and our calculation of weighted average occupancy may not be comparable to that disclosed by other REITs.

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IRET
CAPITAL EXPENDITURES
($ in thousands, except per home amounts)

	Three Months Ended		Nine Months Ended
	9/30/2020	9/30/2019	9/30/2020	9/30/2019
Total Same-Store Apartment Homes	10,567	10,567	10,567	10,567

Turnover	$1,079	$855	$2,553	$2,155
Furniture & Equipment	8	83	243	219
Building – Interior	62	6	275	180
Building – Exterior	1,157	545	2,975	1,130
Landscaping & Grounds	790	313	1,165	833
Capital Expenditures - Same-Store	$3,096	$1,802	$7,211	$4,517
Capital Expenditures per Apartment Home - Same-Store	$293	$171	$682	$427

Value Add	$3,139	$1,673	$7,305	$2,379
Total Capital Spend - Same-Store	$6,235	$3,475	$14,516	$6,896
Total Capital Spend per Apartment Home - Same-Store	$590	$329	$1,374	$653

All Properties - Weighted Average Apartment Homes	11,600	13,058	11,456	13,058

Capital Expenditures	$3,007	$2,462	$8,191	$6,189
Capital Expenditures per Apartment Home	$259	$189	$715	$474

Value Add	4,209	1,878	10,405	2,997
Acquisition Capital	730	1,645	1,265	1,899
Total Capital Spend	7,946	5,985	19,861	11,085
Total Capital Spend per Apartment Home	$685	$458	$1,734	$849

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